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                                                                       EXHIBIT 3


                                 PAULA FINANCIAL

                           RESTRICTED STOCK AGREEMENT

                                 PURSUANT TO THE

                            1994 STOCK INCENTIVE PLAN

     This Restricted Stock Agreement (this "Agreement") is made and entered into as of the Date of Award indicated below by and between PAULA Financial, a Delaware corporation (the "Company"), and the person named below as Participant. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

     WHEREAS, Participant is in the Service of the Company and/or one or more of its subsidiaries; and

     WHEREAS, pursuant to that certain offer to exchange options for restricted stock (the "Offer"), the Board or Directors of the Company (the "Board") and/or the committee of the Board administering the Plan (the "Committee") has approved the award to Participant of shares of the common stock, $.01 par value, of the Company (the "Common Stock"), on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1   AWARD: CERTAIN TERMS AND CONDITIONS. The Company hereby awards to
Participant, and Participant hereby purchases , as of the Date of Award, in consideration of the cancellation of options to purchase Common Stock pursuant to the Offer and that certain Letter of Transmittal from the Participant, the number of shares of Common Stock indicated below (the "Restricted Shares"). Concurrently with the delivery of this Agreement to the Company, Participant shall pay the purchase price of $0.01 per share (the "Purchase Price") for the Restricted Shares in cash or check payable to the Company and shall deliver a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Restricted Shares.

Participant:                        Jeffrey A. Snider

Date of Award:                      July 13, 2001

Number of shares awarded:           248,000

     2   STOCKHOLDER RIGHTS. Until such time as Participant forfeits shares of
Restricted Shares in accordance with this Agreement, Participant (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Restricted Shares, subject, however, to the transfer restrictions of this Agreement.

     3   ESCROW. The Company shall have the right to hold the Restricted Shares in escrow until those shares have vested in accordance with the Vesting
Schedule.

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     4   COMPLIANCE WITH LAW. Under no circumstances shall shares of Common
Stock or other assets be issued or delivered to Participant pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Company or its successors, there shall have been compliance with all applicable requirements of federal and state securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

     5   TRANSFER RESTRICTIONS.

     (a) RESTRICTION ON TRANSFER. Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Restricted Shares which are Unvested.

     (b) RESTRICTIVE LEGEND. The stock certificate for the Restricted Shares shall be endorsed with the following restrictive legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND SUBJECT TO FORFEITURE AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT DATED JULY ___, 2001 BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE COMPANY'S PRINCIPAL CORPORATE OFFICES."

     (c) TRANSFEREE OBLIGATIONS. Each person (other than the Company) to whom the Restricted Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject forfeiture to the same extent such shares would be so subject if retained by Participant.

     6   FORFEITURE OF SHARES.

     (a) CESSATION OF SERVICE. Upon Participant's cessation of Service by reason of his or her termination with Cause or his or her resignation for any reason other than Disability, Participant will forfeit all of the Restricted Shares in which Participant is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule set forth in Section 6(c) of this Agreement or the special vesting acceleration provisions of Section 7 of this Agreement (such shares to be hereinafter referred to as the "Unvested Shares").

     (b) CANCELLATION OF SHARES. If requested by the Company, the Owner of Unvested Shares forfeited pursuant to Section 6(a) shall deliver to the Company any certificates therefor; provided, however, that if Participant forfeits shares as provided in Section 6(a), then from and after such time, the Owner of such shares shall no longer have any rights as a holder of such shares and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered to Company as required by this Agreement.


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     (c) VESTING OF RESTRICTED SHARES. The Restricted Shares shall vest and cease to be subject to forfeiture in accordance with the following Vesting
Schedule:

          (i) Upon the Date of Award, one-third of the Restricted Shares shall be vested and not subject to forfeiture.

          (ii) Participant shall acquire a vested interest in the remaining Restricted Shares in two equal installments of one-third each upon Participant's completion of each additional year of Service over the two (2) year period measured from the Date of Award.

     Subject to any accelerated vesting pursuant to Section 7, in no event shall Participant vest in any additional portion of the Restricted Shares following his or her cessation of Service for any reason.

     (d) RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to Unvested Shares shall be immediately subject to the forfeiture provisions and any escrow requirements hereunder. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of securities subject to this Agreement in order to reflect the effect of any such Recapitalization upon the Company's capital structure.

     7   ACCELERATION OF VESTING.

     (a) TERMINATION WITHOUT CAUSE. Upon Participant's cessation of Service by reason of termination by the Company (and its subsidiaries) without Cause, the Restricted Shares that have not vested on or prior to such date of cessation of Service shall vest on such date.

     (b) INVOLUNTARY TERMINATION FOLLOWING CHANGE OF CONTROL. Upon Participant's Involuntary Termination within one year following a Change of Control, the Restricted Shares that have not vested on or prior to such date of cessation of Service shall vest on such date.

     (c) ACCELERATION OF VESTING BY COMMITTEE. The Committee, in its sole discretion, may accelerate the vesting of any or all of the Restricted Shares at any time and for any reason.

     (d) DEATH OR DISABILITY. Upon Participant's cessation of Service by reason of his or her death or Disability, the Restricted Shares that have not vested on or prior to such date of cessation of Service shall vest on such date.

     (e) OTHER EVENTS CAUSING ACCELERATION OF VESTING. Notwithstanding anything to the contrary in this Agreement, the Restricted Shares shall become fully vested immediately prior to the consummation of any of the following events:

          (i) the dissolution or liquidation of the Company;

          (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) the consummation of which results in the outstanding securities of any class that includes the Restricted Shares being exchanged for or converted into


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cash, property and/or a different kind of securities, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board and the terms of such reorganization, merger or consolidation shall provide that Participant shall receive securities on terms substantially similar to those under the Plan; or

          (iii) a sale of all or substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

     8   PAYMENT OF WITHHOLDING TAXES. If the Company becomes obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the sale of the Restricted Shares to Participant pursuant to this Agreement or the termination of the restrictions imposed upon the Restricted Shares hereunder, including, without limitation of the federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which the Company becomes so obligated shall be referred to herein as the "Withholding Date"), then Participant shall pay such amount (the "Withholding Liability") to the Company on the Withholding Date in cash or by check payable to the Company or by another method acceptable to the Committee. Participant hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Participant if Participant does not pay the Withholding Liability to the Company on the Withholding Date, and Participant agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Participant.

     9   TAXABLE INCOME AND SECTION 83(b) ELECTION. Under Section 83 of the
Internal Revenue Code of 1986, as amended (the "Code"), the excess of the Fair Market Value of the Restricted Shares on the date any forfeiture restrictions applicable to such shares lapse over the purchase price paid for those shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the restrictions set forth in Section 6 above. Participant may elect under Code Section 83(b) to be taxed at the time the Restricted Shares are acquired, rather than when and as such Restricted Shares vest and cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement.

     (a) THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

     (b) FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.


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     10   PLAN. The Restricted Shares are being awarded pursuant to the Plan, as in effect on the Date of Award, and are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, provided, however, that no such amendment shall deprive Participant, without his or her consent, of the Restricted Shares or of any of Participant's rights under this Agreement.
The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Participant. Until the Restricted Shares shall vest or be forfeited, the Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to the holder of record of the Restricted Shares.

     11   RIGHT TO REMAIN IN SERVICE. No provision of this Agreement shall (a)
confer upon Participant any right to continue in the Service of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the Service of Participant, with or without cause, or
(c) confer upon Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Participant hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the Service of Participant at any time and for any reason, or for no reason, unless Participant and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

     12   GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Date of Award (as defined herein).

                                          PAULA FINANCIAL


                                          By: /s/ DEBORAH S. MADDOCKS
                                              -----------------------
                                          Title:  Vice President

                                          PARTICIPANT


                                          JEFFREY A. SNIDER
                                          ----------------------------
                                          Signature

                                          1475 Rutherford Drive
                                          ----------------------------
                                          Street Address

                                          Pasdadena, CA 91103
                                          ----------------------------
                                          City, State and Zip Code

                                          ###-##-####
                                          ----------------------------
                                          Social Security Number


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                                    APPENDIX

     The following definitions shall be in effect under the Agreement:

     "Cause" shall mean Participant's (A) conviction by a court of competent jurisdiction of a felony or serious misdemeanor involving moral turpitude, (B) willful disregard of any written directive of the Board that is not inconsistent with the Articles of Incorporation or Bylaws of the Company or applicable law,
(C) breach of his or her fiduciary duty involving personal profit, (D) insubordination, or (E) neglect of his or her duties that has a material adverse effect on the Company.

     "Change of Control" shall mean the first to occur of the following:

     (i) a change in the composition of the Board such that a majority of the Board members ceases to be comprised of individuals who either (x) have been Board members continuously since the date of this Agreement or (y) were elected or nominated for election as Board members by at least a majority of the Board members described in clause (x) who were still in office at the time the Board approved such election or nomination;

     (ii) the consummation of a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) as a result of which the outstanding securities of the class that includes the Restricted Shares are exchanged for or converted into cash, property and/or securities not issued by the Company; or

     (iii) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing more than 50% of the voting power of the Company (a "50% Stockholder"); provided, however, the term "50% Stockholder" shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, including the Company's 1994 Stock Incentive Plan and Amended and Restated 1997 Stock Incentive Plan,
(3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan, or (4) any person or entity if the transaction that resulted in such person or entity becoming a 50% Stockholder was approved in advance by the Board.

     "Disability" shall mean the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

     "Fair Market Value" per share of Common Stock on any relevant date shall mean (a) if the Common Stock is traded on the Nasdaq National Market, the closing selling price per share on the date in question, as such price is reported in the Wall Street Journal, or, if there is no closing selling price on the date in question then the closing selling price on the most recent preceding date for which such quotation exists; (b) if the Common Stock is listed on any Stock


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Exchange, the closing selling price per share on the date in question on the
Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is published in the Wall Street Journal, or, if there is no closing selling price on the date in question then the closing selling price on the most recent preceding date for which such quotation exists; or (c) if the Common Stock is neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Committee after taking into account such factors as it shall deem relevant.

     "Involuntary Termination" shall mean the termination of Participant's Service by reason of:

     (i) his or her involuntary dismissal or discharge for reasons other than Cause, or

     (ii) his or her voluntary resignation within thirty days following: (A) a change in Participant's position with the Company or a subsidiary of the Company that materially reduces his or her duties and responsibilities or the level of management to which he or she reports; (B) a reduction in Participant's level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based incentive programs) and (C) a relocation of Participant's place of Service (if applicable) by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without Participant's consent.

     "Owner" shall mean Participant and all subsequent holders of the Restricted Shares who derive their chain of ownership through a Permitted Transfer from Participant.

     "Permitted Transfer" shall mean (i) a gratuitous transfer of the Restricted Shares, PROVIDED AND ONLY IF Participant obtains the Company's prior written consent to such transfer, (ii) a transfer of title to the Restricted Shares effected pursuant to Participant's will or the laws of inheritance following Participant's death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Restricted Shares.

     "Recapitalization" shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock as a class without the Company's receipt of consideration.

     "Service" shall mean Participant's performance of services for the Company or any subsidiary in the capacity of (a) an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, (b) a non-employee member of the Board or (c) an independent consultant.

     "Vesting Schedule" shall mean the vesting schedule specified in Section 6(c), pursuant to which the Restricted Shares are to vest in a series of installments over Participant's period of Service.

     "Unvested Shares" shall have the meaning assigned to such term in Section 6(a).


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                                    EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED ____________ hereby sell(s), assign(s) and transfer(s) unto PAULA Financial (the "Company"), ______________ (_____) shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No. _______________ herewith and do(es) hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:  ___________





                                               Signature /s/ JEFFREY A. SNIDER
                                                         ---------------------




INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to re-acquire the Restricted Shares upon forfeiture without requiring additional signatures on the part of Participant.



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                                   EXHIBIT II

                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)  The taxpayer who performed the services is:

     Name:
     Address:
     Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ______________ shares of the common stock of PAULA Financial.

(3)  The property was issued on __________________, _____.

(4)  The taxable year in which the election is being made is the calendar year
     _____.

(5) The property is subject to forfeiture restrictions upon voluntary resignation under some circumstances by the taxpayer or termination of taxpayer's service by the issuer for cause. These forfeiture restrictions will lapse in a series of annual installments over a two (2)-year period ending on ________________, 200___.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per share.

(7)  The amount paid for such property is $____ per share.

(8) A copy of this statement was furnished to PAULA Financial for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed on _______________, _____.



---------------------------------------     ------------------------------------
Spouse (if any)                             Taxpayer

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE CENTER WITH WHICH TAXPAYER FILES HIS OR HER FEDERAL INCOME TAX RETURNS AND MUST BE MADE WITHIN THIRTY (30) DAYS AFTER THE EXECUTION DATE OF THE STOCK ISSUANCE AGREEMENT. THIS FILING SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. PARTICIPANT MUST RETAIN TWO (2) COPIES OF THE COMPLETED FORM FOR FILING WITH HIS OR HER FEDERAL AND STATE TAX RETURNS FOR THE CURRENT TAX YEAR AND AN ADDITIONAL COPY FOR HIS OR HER RECORDS.


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